Exhibit 16

                            [Letterhead of KPMG LLP]



                                                                  March 29, 2000

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

     We were previously principal accountants for URT Industries, Inc.. Under the date of May 28, 1999, we reported on the financial statements of URT Industries, Inc. as of and for the years ended April 3, 1999 and March 28, 1998. On March 22, 2000, our appointment as principal accountants was terminated.

     We have read URT Industries, Inc.'s statements included under Item 4 of its Form 8-K dated March 29, 2000, and we agree with such statements.

                                                     Very truly yours,



                                                     KPMG LLP